PEN Inc. launches surface protector, fortifier and cleaner product aimed at creating safe and healthy living

HALO™ penetrates and fortifies surfaces using materials friendly to the environment

May 4, 2015 – Deerfield Beach, FL – PEN Inc. (OTCQB: PENC) (PEN) today announced the launch of HALO™, a first-of-its-kind everyday surface care product, a natural mineral protector and fortifier, and also a cleaner that works at the nanometer scale to help create a healthy surface. HALO is fast-acting, easy to apply, and creates a healthy surface by ridding surfaces of dust and dirt, fortifying hard surfaces with a blanket of continuing protection, and preventing accumulation of harmful debris and contaminants.

HALO addresses one of the most significant health problems in the history of mankind – the spread of germs and disease by contact. HALO penetrates and remains after each application without continual use of harsh cleaners. After use, HALO is persistent in fortifying the surface to help create a long-lasting safe and healthy environment. Unlike traditional harsh cleaners that are formulated with caustic or pesticide-based chemicals, HALO is made from safe, naturally-occurring ingredients that are friendly to the environment. HALO is pleasant-smelling, fast-acting, stain-free, pH neutral, non-corrosive and non-flammable. It does not expose users to harmful and potentially life-threatening chemicals.

“Our mission with HALO is to redefine what it means to fortify surfaces and protect public health,” said Scott E. Rickert, PEN’s Chairman, President and CEO. “With a HALO healthy surface, you feel confident touching a hotel check-in desk, sitting down at a restaurant table or letting your child pick up a toy at the daycare center. Not only is the surface fortified by HALO, but the ingredients are also safe for workers applying HALO. There are no harsh chemical residues to worry about.”

“HALO is the culmination of my 35 years of nanotechnology scientific research in the development of highly effective products and the scientific knowledge of Dr. Zvi Yaniv in working with a variety of materials at the molecular level,” added Dr. Rickert. “HALO is the first of many products that fit my vision for PEN to completely transform what it means to be friendly to the environment. The old world of harsh and dangerous chemicals will no longer be used for everyday activities. PEN will completely transform how we think of creating nanotechnology-based products that are friendly to the environment and to our health, resulting in products every citizen of the world can trust and rely on.”

HALO’s product testing programs are underway at a school, fitness center and restaurant, with additional sites planned. A global roll-out is expected to commence this year. Initial markets targeted for sales are: hospitality and tourism/theme parks, as well as educational and financial institutions. The global commercial and retail consumer market for cleaning products is in excess of $130 billion. Management believes it can capture a significant portion of the surface care segment by boosting the effectiveness of protection.

PEN already distributes products in over 45 countries and has direct and affiliated production facilities in the United States, India and Taiwan. PEN’s manufacturing facilities are prepared to begin immediate production. Plans for additional capacity through contract suppliers are in development. Global manufacturing of HALO can occur with minimal expenditure and training of workers.

About PEN Inc. (OTCQB: PENC)

PEN Inc. (PENC) is a global leader in developing, commercializing and marketing enhanced-performance products enabled by nanotechnology. The company focuses on innovative and advanced product solutions in safety, health and sustainability. For more information about PEN, visit www.pen-technology.com.

Safe Harbor Statement

This press release contains forward-looking statements that involve risks and uncertainties concerning our business, products, and financial results. Actual results may differ materially from the results predicted. More information about potential risk factors that could affect our business, products, and financial results are included in our annual report on Form 10-K for the fiscal year ended December 31, 2014, and in reports subsequently filed by us with the Securities and Exchange Commission (“SEC”). All documents are available through the SEC’s Electronic Data Gathering Analysis and Retrieval System (EDGAR) at www.sec.gov or from our website listed above. We hereby disclaim any obligation to publicly update the information provided above, including forward-looking statements, to reflect subsequent events or circumstances.